                                TERM LOAN AGREEMENT

     Effective January 16, 1998, the Oxboro Medical International, Inc. Employee Stock Ownership Plan and Trust, a tax exempt trust (the "Borrower"), located at Ham Lake, Minnesota, and Oxboro Medical International, Inc., a Minnesota corporation (the "Lender"), located at Ham Lake, Minnesota, agree as follows:

                                     ARTICLE I.

                                    DEFINITIONS

     Section 1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following meanings (such meanings to be equally applicable to singular and plural forms of the terms defined):

          (a) "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above.

          (b)  "Event of Default" shall mean one of the events specified in
     Section 6.1.

          (c) "Loan Documents" shall mean this Agreement, the Note, the Pledge Agreement, and all other documents to be executed in connection with this Agreement.

          (d)  "Note" shall mean the Note described in Section 2.2.

          (e) "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization or government or other agency or political subdivision thereof.

     Section 1.2 ACCOUNTING AND OTHER TERMS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied, as such principles may change from time to time. Other terms defined herein shall have the meanings ascribed to them herein.

                                    ARTICLE II.

                                     TERM LOAN

     Section 2.1 COMMITMENT FOR TERM LOAN. The Lender hereby lends to the Borrower, and the Borrower hereby borrows from the Lender, the amount of $88,000 (the "Term Loan").

     Section 2.2 THE NOTE. The Term Loan shall be evidenced by a promissory note (the "Note") which is in substantially the form of Exhibit A attached hereto and is delivered to the Lender pursuant to Article III.

     Section 2.3 INTEREST AND PAYMENTS. The Borrower shall repay, and shall pay interest on, the aggregate unpaid principal amount of the Term Loan in accordance with the Note. All payments of principal, interest and fees under this Agreement shall be made when due to the Lender in immediately available funds. All computations of interest shall be made by the Lender on the basis of the actual number of days elapsed in a year of 360 days. Whenever any such payment shall be due on a non-business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest.

     Section 2.4 VOLUNTARY PREPAYMENT. The Borrower may prepay the Note in whole or in part at anytime.

     Section 2.5. USE OF PROCEEDS. The proceeds of the Term Loan shall be used for the purchase of qualifying employer securities.

                                    ARTICLE III.

                               CONDITIONS OF LENDING

Section 3.1 CONDITIONS PRECEDENT TO TERM LOAN ADVANCE. The Lender shall have no obligation to make the Term Loan unless the Lender shall have received on or before the date of disbursement the following documents:

          (a) The Note, properly executed and delivered on behalf of the Borrower; and,

          (b) A copy of the resolutions of the Trustees of the Borrower, approving the execution and delivery of the Loan Documents to which it is a party and approving all other matters contemplated by this Agreement.

                                    ARTICLE IV.

                           REPRESENTATIONS AND WARRANTIES

Section 4.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER. To induce the Lender to make the Term Loan, the Borrower represents and warrants as follows:

          (a) EXISTENCE OF BORROWER. The Borrower is a trust, validly existing under the laws of the state of Minnesota.

          (b) AUTHORITY TO EXECUTE. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the Borrower's powers, do not and will not conflict with any provision of law or the terms of the Employee Stock Ownership Plan of the Borrower or of any agreement or contractual restriction binding upon or affecting the Borrower or any of its property, and need no further shareholder or creditor consent.

          (c) BINDING OBLIGATION. This Agreement is, and the other Loan Documents when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against such Persons in accordance with their respective terms.

          (d) GOVERNMENTAL APPROVAL. No consent of, or filing with, any governmental authority is required on the part of the Borrower in connection with the execution, delivery or performance of any Loan Documents.

                                     ARTICLE V.

                             COVENANTS OF THE BORROWER

     Section 5.1 AFFIRMATIVE COVENANTS. So long as the Note shall remain unpaid, the Borrower will, unless the Lender shall give its prior written consent:

          (a) NOTIFICATION OF DEFAULT, ETC. Notify the Lender as promptly as practicable (but in any event not later than 5 business days) after Borrower obtains knowledge of the occurrence of any event which constitutes an Event of Default or which would constitute an Event of Default with the passage of time or the giving of notice or both.

          (b) KEEPING OF FINANCIAL RECORDS AND BOOKS OF ACCOUNT. Maintain proper financial records in accordance with generally accepted accounting principles consistently applied which fully and correctly reflect all financial transactions and all assets and liabilities of the Borrower.

          (c) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve all of its properties, necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (d) COMPLIANCE WITH ERISA. Cause each benefits plan of the Borrower that is subject to the provisions of ERISA to comply and be administered in accordance with those provisions of ERISA which are applicable to such plan.

                                    ARTICLE VI.

                                      DEFAULT

     Section 6.1 EVENTS OF DEFAULT. "Events of Default" in this Agreement means any of the following events:

          (a) Failure of the Borrower to pay the principal of the Note when due;

          (b) Failure of the Borrower to pay any interest or fees required to be paid hereunder or under the Note when due;

          (c) Any representation or warranty made by or on behalf of the Borrower in, or pursuant to, any Loan Document shall prove to have been incorrect in any material respect when made;

          (d) Default in performance of any other covenant or agreement of the Borrower in, or pursuant to, any Loan Document and continuance of such default or breach for a period of 30 days after receipt of written notice thereof from the Lender; or

          (e) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, custodianship, protection, relief, or composition of it or him or its or his debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief, or the appointment of a receiver, custodian, trustee, or other similar official for it or him or for any substantial part of its or his property; or the Borrower shall take any action to authorize any of the actions set forth above in this subsection.

     Section 6.2 RIGHTS AND REMEDIES. If any Event of Default shall occur and be continuing, the Lender may exercise any or all of the following rights and remedies:

          (a) Declare the unpaid scheduled principal payments of the Note, and all interest thereon to be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived; and/or

          (b) Exercise any other right or remedy available to the Lender at law or in equity.

                                    ARTICLE VII.

                                   MISCELLANEOUS

     Section 7.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Lender in exercising any right or remedy under, or pursuant to, any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy or power preclude other or further exercise thereof, or the exercise of any other right, remedy or power. The remedies in the Loan Documents are cumulative and are not exclusive of any remedies provided by law.

     Section 7.2 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of any Loan Document shall be effective unless such amendment or waiver is in writing and is signed by the Lender, and such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

     Section 7.3 GOVERNING LAW. All Loan Documents shall be governed by the laws of the State of Minnesota. Any term used in this Agreement and not otherwise defined shall have the definition given that term in the Uniform Commercial Code as in effect in the State of Minnesota from time to time. If any term in this Agreement shall be held to be illegal or unenforceable, the remaining portions of this Agreement shall not be affected, and this Agreement shall be construed and enforced as if this Agreement did not contain the term held to be illegal or unenforceable. The Borrower hereby irrevocably submits to the jurisdiction of the Minnesota State Courts, and the Federal District Court, District of Minnesota, over any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

     Section 7.7 BINDING EFFECT; ASSIGNMENT. All Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

The Borrower shall not have the right to assign its rights or interest under such agreement without the prior written consent of the Lender.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representative effective as of the date first above written.

                                        BORROWER:

                                        OXBORO MEDICAL INTERNATIONAL, INC.
                                        EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST


                                        By        /s/ Larry A. Rasmusson
                                             ---------------------------------
                                             Larry Rasmusson
                                             Its Trustee


                                        LENDER:

                                        OXBORO MEDICAL INTERNATIONAL, INC.

                                        By        /s/Dennis L. Mikkelson
                                             ---------------------------------
                                             Its   Secretary
                                                ------------------------------